                                                                   Exhibit 10.57


                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT, dated as of [SEE ATTACHED SCHEDULE A], is by and between SPHERION CORPORATION, a Delaware corporation (hereinafter referred to as the "COMPANY"), and [SEE ATTACHED SCHEDULE A] (hereinafter the "EXECUTIVE").

                                    RECITALS

            A. The Executive currently serves as the Company's [SEE ATTACHED SCHEDULE A], and her services and knowledge are valuable to the Company in connection with the management of its business.

            B. The Company and the Executive are parties to that certain Employment Agreement dated [SEE ATTACHED SCHEDULE A] (the "PRIOR EMPLOYMENT AGREEMENT").

            C. The Company and the Executive desire to terminate the Prior Employment Agreement (and any predecessor employment agreements) and to enter into this Agreement upon the terms and subject to the conditions hereinafter set forth.

            D. The Company desires to continue to employ the Executive and to enter into a new agreement embodying the terms of such employment.

            E. The Executive desires to continue the Executive's employment and to enter into a new agreement embodying the terms of such employment.

                                   AGREEMENTS

            NOW, THEREFORE, to induce the Executive to remain in the employ of the Company and its subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

            1.     EMPLOYMENT.

            During the Term of Employment (as defined in Section 2 hereof), the Executive shall serve as [SEE ATTACHED SCHEDULE A]. The Executive shall perform and assume all duties and responsibilities customary to such position and shall devote all of her business time and energies thereto. In carrying out such duties and responsibilities, the Executive shall report to, and be subject to the direction of, the [SEE ATTACHED SCHEDULE A] and the Board of Directors of the Company (the "BOARD").

            2.     TERM.

            The Term of Employment under this Agreement shall commence as of the date of this Agreement and shall continue at the will of the Company and the Executive (the "TERM OF

EMPLOYMENT"). Either party may terminate the Executive's employment at any time and for any reason.

            3.     BASE SALARY.

            The Company shall pay the Executive, in accordance with the Company's regular payroll practices applicable to salaried employees, an annualized base salary at the rate in effect on the date of this Agreement, as the same may from time to time be increased or decreased at the sole discretion of the Compensation Committee of the Board (the "COMPENSATION COMMITTEE").

            4.     INCENTIVE AWARDS.

            a) The Executive shall participate in the Company's annual incentive plan for senior-level executives as in effect from time to time, subject to the performance standards set by the Compensation Committee. Payment of any annual incentive award shall be made at the same time that such awards are paid to other senior-level executives of the Company. The Executive's annual incentive award target shall be set by the Compensation Committee.

            b) The Executive shall be eligible to receive grants under the Company's long-term incentive plans as in effect from time to time; provided, however, that the size, type and other terms and conditions of any such grant to the Executive shall be determined by the Compensation Committee.

            5.     BENEFITS, FRINGES AND PERQUISITES.

            The Executive shall be entitled to participate in all employee pension and welfare benefit, fringe benefit and perquisite plans and programs made available to the Company's senior-level executives as in effect from time to time.

            6.     VACATION.

            The Executive shall be entitled to vacation in accordance with the Company's vacation policy applicable to its senior-level executives. Vacations shall be arranged in order that they not materially interfere with the normal functioning of the Company's business activities or the performance of the Executive's duties hereunder.

            7.     BUSINESS EXPENSES.

            The Company shall reimburse the Executive for any ordinary, necessary and reasonable business expenses that the Executive incurs in connection with the performance of her duties under this Agreement, in accordance with the Company's policy regarding the reimbursement of business expenses.

            8.     TERMINATION OF EMPLOYMENT.

            a) DEATH OR DISABILITY. The Executive's employment shall terminate upon the Executive's Death, and Company may terminate the Executive's employment due to Disability

(as defined herein). If, during the Term of Employment, the Executive's employment is terminated due to Death or Disability, the Executive (or Executive's estate or legal representative, as the case may be) shall be entitled to receive:

                   i) Executive's base salary through the date of such termination of employment (the "TERMINATION DATE") at the rate in effect at the time thereof;

                   ii) an amount, payable at the same time that annual incentive awards for the year in which the Executive's employment so terminates are paid to senior-level executives of the Company, equal to the product of the Executive's annual incentive award target for such year and a fraction, the numerator of which is the number of days in such year through the date of such termination of employment, and the denominator of which is 365; provided, however, that no such amount shall be paid to the Executive (or to Executive's estate or legal representative, as the case may be) if annual incentive awards for such year are not paid to senior-level executives of the Company generally;

                   iii) reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

                   iv) any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts); and

                   v) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.

     For purposes of this Agreement, "DISABILITY" shall mean the Executive's inability, by reason of illness or other physical or mental disability, to perform the principal duties required by the position held by the Executive at the inception of such illness or disability, for any consecutive 180-day period. A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the Executive's incapacity to designate a doctor, the Executive's legal representative. If the Company and the Executive cannot agree on the designation of a doctor, then each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, and the third doctor shall make the determination as to Disability.

            b) FOR CAUSE. The Company may terminate the Executive's employment for Cause (as defined herein) if the Board determines that Cause exists and serves written notice of such termination to the Executive. If, during the Term of Employment, the Company terminates the Executive's employment for Cause, all of the Executive's annual incentive awards, long-term incentive awards, stock options and other stock or long-term incentive grants which are not then vested or not then exercisable shall be canceled as of the date of the Board's written notice of termination, and the Executive shall be entitled to receive:

                   i) Executive's base salary through the date of such termination of employment at the rate in effect at the time thereof;

                   ii) reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

                   iii) any vested deferred base salary and vested annual incentive awards (including, without limitation, interest or other credits on such deferred amounts but not including unvested annual incentive awards or amounts payable for the year in which the Board's written notice of termination for Cause is made, or unvested annual incentive awards or amounts payable after the Board's written notice of termination for Cause is made); and

                   iv) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.

            The Executive shall be entitled to receive no other compensation or benefits, whether pursuant to this Agreement or otherwise, except as and to the extent required by law.

            For purposes of this Agreement, "CAUSE" shall mean one or more of the following:

            (I) the material violation of any of the terms and conditions of this Agreement or any written agreements the Executive may from time to time have with the Company (after 30 days following written notice from the Board specifying such material violation and Executive's failure to cure or remedy such material violation within such 30-day period);

            (II) inattention to or failure to perform Executive's assigned duties and responsibilities competently for any reason other than due to Disability (after 30 days following written notice from the Board specifying such inattention or failure, and Executive's failure to cure or remedy such inattention or failure within such 30-day period);

            (III) engaging in activities or conduct injurious to the reputation of the Company or its affiliates including, without limitation, engaging in immoral acts which become public information or repeatedly conveying to one person, or conveying to an assembled public group, negative information concerning the Company or its affiliates;

            (IV) commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of the Company;

            (V) commission by the Executive of an act which constitutes a misdemeanor (involving an act of moral turpitude) or a felony;

            (VI)   the material violation of any of the Policies referred to in
     Section 9 hereof (after 30 days following written notice from the Board specifying such failure, and the

     Executive's failure to cure or remedy such inattention or failure within such 30-day period);

            (VII) refusal to perform the Executive's assigned duties and responsibilities or other insubordination (after 30 days following written notice from the Board specifying such refusal or insubordination, and the Executive's failure to cure or remedy such refusal or insubordination within such 30-day period); or

            (VIII) unsatisfactory performance of duties by the Executive as a result of alcohol or drug use by the Executive.

            c) WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause. If, during the Term of Employment, the Company terminates the Executive's employment without Cause, other than due to Disability, then in lieu of any amount otherwise payable under this Agreement, or as damages for termination of Executive's employment without Cause, the Executive shall be entitled to receive:

                   i) A cash severance payment (reduced by any applicable payroll or other taxes required to be withheld) equal to one and one-half (1.5) (the "MULTIPLIER") times the sum of the Executive's annual salary for the current year plus her annual incentive award target for the current year (the "SEVERANCE PAYMENT"). However, should Executive's employment be terminated without Cause prior to April 10, 2002, the Multiplier shall be reduced to one (1.0). The Severance Payment shall be payable in twelve equal, monthly installments beginning within thirty (30) days of the date of the Board's written notice of termination without Cause. If the notice of termination is given prior to the determination of the Executive's salary or annual incentive award target for the year in which the notice of termination is given, then the amounts shall be based on the annual salary for the prior year and the greater of the annual incentive award target for the prior year or the actual annual incentive award earned by the Executive for the prior year. The current year shall be (A) for purposes of determining the Executive's annual salary, the year then generally used by the Company for setting salaries for senior-level executives (currently April 1 through the following March 31), and (B) for purposes of determining annual incentive award targets, the fiscal year then generally used by the Company for setting annual incentive award targets for senior-level executives, in which the Board gives the Executive written notice of termination, and the prior year shall be the twelve-month period immediately preceding the current year;

                   ii) Reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

                   iii) Any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts);

                   iv) Any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company;

                   v)     This Section 8(c)(v) is intentionally omitted;

                   vi)    This Section 8(c)(vi) is intentionally omitted; and

                   vii) The immediate and full satisfaction of any vesting or service requirements with respect to any employee stock options, restricted stock or deferred stock units (or other stock awards) previously granted to the Executive and then outstanding.

     The initial and continued payment of the Severance Payment as well as all other payments and benefits provided by the Company to the Executive under this Agreement shall be conditioned on the following: (i) Executive's continued compliance with the non-competition and confidentiality provisions provided herein; (ii) the Executive's execution of a full release and settlement of any and all claims against the Company; and (iii) the Executive's execution of a non-disparagement agreement and continued compliance therewith.

            d) VOLUNTARY TERMINATION. If, during the Term of Employment, the Executive terminates her employment other than due to Retirement, the Executive shall be entitled to receive:

                   i) Executive's base salary through the date of such termination of employment at the rate in effect at the time thereof;

                   ii) reimbursement for expenses incurred by the Executive in accordance with the Company's policy but not reimbursed prior to the date of such termination of employment;

                   iii) any vested deferred base salary and annual incentive awards (including, without limitation, interest or other credits on such deferred amounts); and

                   iv) no other compensation or benefits except as and to the extent required by law.

            e) INELIGIBILITY FOR SEVERANCE PLAN PAYMENTS. Anything in this Agreement to the contrary notwithstanding, Executive shall not be entitled to any payment under any of the Company's severance plans, programs or arrangements.

            9.     COMPANY POLICIES.

            The Executive shall strictly follow and adhere to all written policies of the Company which are not inconsistent with this Agreement or applicable law including, without limitation, securities laws compliance (including, without limitation, use or disclosure of material nonpublic information, restrictions on sales of Company stock, and reporting requirements), conflicts of interest (including, without limitation, doing business with the Company or its affiliates without the prior approval of the Board), and employee harassment.

            10.    CONFIDENTIALITY.

            The Executive will not at any time (whether during or after Executive's employment with the Company) disclose or use for Executive's own benefit or purposes, or for the benefit or purpose of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, any trade secrets, information, data, or other confidential information relating to customers, employees, job applicants, services, development programs, prices, costs, marketing, trading, investment, sales activities, promotion, processes, systems, credit and financial data, financing methods, plans, proprietary computer software, request for proposal documents, or the business and affairs of the Company generally, or of any affiliate of the Company; provided, however, that the foregoing shall not apply to information which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of her employment with the Company for any reason, she will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom (whether in written, printed or electronic form), in any way relating to the business of the Company and its affiliates.

     The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

            11.    COVENANT NOT TO COMPETE.

            a) IN GENERAL. The Executive agrees that during Executive's employment with the Company and for a period of one (1) year after the termination of such employment for whatever reason (the "NON-COMPETE Period"), she shall not, anywhere in the United States:

                   i) act as an employee, director, consultant, partner, principal, agent, representative, owner or stockholder (other than as a stockholder of less than a one percent (1%) equity interest) for (1) any public company that derives any revenue from any business line in which the Company derives $25 million or more in annualized revenues as of the Termination Date or from the principal business line in which the Executive was directly involved immediately prior to the Termination Date (collectively, the "BUSINESS LINES") or (2) any private company that derives $25 million or more in annualized revenues from any combination of one or more of the Business Lines;

                   ii) solicit business from, or perform services for, or induce others to perform services for, any company or other business entity which at any time during the one (1) year period immediately preceding the Termination Date was a client of the Company or its affiliates; or

                   iii) offer, or cause to be offered, employment with any business, whether in corporate, proprietorship, or partnership form or otherwise, either on a full-time, part-time or consulting basis, to any person who was employed by the Company or its affiliates or for whom the Company or its affiliates performed outplacement services, in either case at any time during the one (1) year period immediately preceding the Termination Date.

                   iv) For purposes of this Agreement, affiliates of the Company include subsidiaries 50% or more owned by the Company and the Company's franchisees and licensees.

            b) CONSIDERATION. The consideration for the foregoing covenant not to compete, the sufficiency of which is hereby acknowledged, is the Company's agreement to employ the Executive and provide compensation and benefits pursuant to this Agreement.

            c) EQUITABLE RELIEF AND OTHER REMEDIES. The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

            d) REFORMATION. If the foregoing covenant not to compete would otherwise be determined invalid or unenforceable by a court of competent jurisdiction, such court shall exercise its discretion in reforming the provisions of this Section to the end that the Executive be subject to a covenant not to compete, reasonable under the circumstances, enforceable by the Company.

            12.    COMPANY POLICIES, PLANS AND PROGRAMS.

            Whenever any rights under this Agreement depend on the terms of a policy, plan or program established or maintained by the Company, any determination of these rights shall be made on the basis of the policy, plan or program in effect at the time as of which the determination is made. No reference in this Agreement to any policy, plan or program established or maintained by the Company shall preclude the Company from prospectively or retroactively changing or amending or terminating that policy, plan or program or adopting a new policy, plan or program in lieu of the then-existing policy, plan or program.

            13.    BINDING AGREEMENT; SUCCESSORS.

            a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement,

"Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

            b) This Agreement shall be binding up and shall inure to the benefit of the Executive and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, beneficiaries, devises and legatees. If the Executive should die while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, beneficiary or other designee or, if there be no such designee, to the Executive's estate.

            14.    CHANGE IN CONTROL AGREEMENTS.

            Simultaneously with the execution and delivery of this Agreement, the Company and the Executive have executed and delivered a Change In Control Agreement ("C-I-C AGREEMENT"), which applies under the circumstances and during the period described therein. If circumstances arise which cause both the C-I-C Agreement and this Agreement to apply to the Company and the Executive, then, to the extent of any inconsistency between the provisions of this Agreement and the C-I-C Agreement, the terms of the C-I-C Agreement alone shall apply. However, if the C-I-C Agreement does not apply (as, for example, if there is no Change in Control as described therein, or the C-I-C Agreement has expired, or the C-I-C Agreement simply does not apply), then the provisions of this Agreement shall control and be unaffected by the C-I-C Agreement.

            15.    NOTICES.

            For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the third business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:


     ----------------------------

     ----------------------------

     ----------------------------

     If to the Company:

     Spherion Corporation
     2050 Spectrum Boulevard
     Fort Lauderdale, Florida 33309
     Attention:  Chief Executive Officer
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            16.    GOVERNING LAW.

            The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, without regard to principles of conflicts of laws.

            17.    ENTIRE AGREEMENT; AMENDMENT.

            This Agreement and the C-I-C Agreement contain the entire agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

            18.    COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which will constitute one and the same instrument.

            19.    NON-ASSIGNABILITY.

            This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, or transfer this Agreement or any rights or obligations hereunder, except as provided in Section
13. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by her will or trust or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

            20.    RESOLUTION OF DISPUTES.

            a) The parties shall submit any claim, demand, dispute, charge or cause of action (in any such case, a "CLAIM") arising out of, in connection with, or relating to this Agreement to binding arbitration in conformance with the J*A*M*S/ENDISPUTE Streamlined Arbitration Rules and Procedures or the J*A*M*S/ENDISPUTE Comprehensive Arbitration Rules and Procedures, as applicable, but expressly excluding Rule 28 of the J*A*M*S/ENDISPUTE Streamlined Rules and Rule 32 of the J*A*M*S/ENDISPUTE Comprehensive Rules, as the case may be. All arbitration procedures shall be held in Fort Lauderdale, Florida and shall be subject to the choice of law provisions set forth in Section 16 of this Agreement.

            b) In the event of any dispute arising out of or relating to this Agreement for which any party is seeking injunctive relief, specific performance or other equitable relief, such matter may be resolved by litigation. Accordingly, the parties shall submit such matter to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or, if jurisdiction is not available therein, any other court located in Broward County, Florida, and hereby waive any and all objections to such jurisdiction or venue that they may have. Each party agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.

            21.    NO SETOFF.

            The Company shall have no right of setoff or counterclaim in respect of any claim, debt or obligation against any payment provided for in this Agreement.

            22.    NON-EXCLUSIVITY OF RIGHTS.

            Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries or successors and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries or successors. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

            23.    WITHHOLDING.

            The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as are required to be withheld (with respect to amounts payable hereunder or under any benefit plan or arrangement maintained by the Company) pursuant to any applicable law or regulation.

            24.    INVALIDITY OF PROVISIONS.

            In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that Sections 11 and 24 are reasonable in view of the parties' respective interests.

            25.    NON-WAIVER OF RIGHTS.

            The failure by the Company or the Executive to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company or the Executive thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     PLEASE NOTE: BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS HEREBY CERTIFYING THAT THE EXECUTIVE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS THE EXECUTIVE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS THE EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

            THIS AGREEMENT IN SECTION 20 CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                    [signatures appear on the following page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                        SPHERION CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------


                                        EXECUTIVE


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------

                                   SCHEDULE A

EXECUTIVE'S NAME          DATE OF            DATE OF               EXECUTIVE'S            EXECUTIVE
                          EXECUTIVE'S        EXECUTIVE'S           POSITION               REPORTS TO:
                          EMPLOYMENT         PRIOR
                          AGREEMENT          EMPLOYMENT
                                             AGREEMENT
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Peter T. Bourke           May 7, 2001        February 28, 2001     President,             Chief Operating
                                                                   Outsourcing Group      Officer
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Douglas P. Cormany        May 10, 2001       N/A                   Vice President and     Chief Financial
                                                                   Chief Information      Officer
                                                                   Officer
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Lisa G. Iglesias          May 7, 2001        February 29, 2000     General Counsel,       Chief Executive
                                                                   Vice President and     Officer
                                                                   Secretary
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Wayne D. L'Heureux        May 7, 2001        February 29, 2000     Vice President,        Chief Executive
                                                                   Human Resources        Officer
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Wayne Mincey              July 3, 2001       September 15, 1997    President,             Chief Operating
                                                                   Technology Group       Officer
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Gary Peck                 May 7, 2001        November 18, 1998     President, Staffing    Chief Operating
                                                                   Group                  Officer
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Mark W. Smith             May 7, 2001        November 18, 1998     Vice President,        Chief Financial
                                                                   Business Services &    Officer
                                                                   Controller
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Janet Wahby               August 1, 2001     N/A                   Vice President,        Chief Operating
                                                                   Global Marketing       Officer
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